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Exhibit 5.1

[Letterhead of Debevoise & Plimpton]

October 28, 2003

Valentia Telecommunications
 eircom Funding
 eircom Limited
Valentia Holdings Limited
114 St Stephen's Green
Dublin 2
Ireland

Registration Statement on Form F-4
of Valentia Telecommunications, eircom Funding,
eircom Limited and Valentia Holdings Limited

Ladies and Gentlemen:

        We have acted as special New York counsel to Valentia Telecommunications, an unlimited public company organized and existing under the laws of the Republic of Ireland ("Valentia"), eircom Funding, an unlimited public company organized and existing under the laws of the Republic of Ireland ("eircom Funding" and together with Valentia, the "Issuers"), eircom Limited, a company organized and existing under the laws of the Republic of Ireland ("eircom"), and Valentia Holdings Limited, a company organized and existing under the laws of England ("Valentia Holdings" and together with eircom and Valentia, the "Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-4 (the "Registration Statement"), which includes a form of prospectus (the "Prospectus") relating to the proposed exchange by Valentia of all outstanding 7.25% senior notes due 2013 (the "Outstanding Senior Notes") for 7.25% senior notes due 2013 (the "Exchange Senior Notes") registered under the Act and by eircom Funding of all outstanding 8.25% euro senior subordinated notes due 2013 (the "Outstanding Euro Senior Subordinated Notes") for 8.25% euro senior subordinated notes due 2013 (the "Exchange Euro Senior Subordinated Notes") registered under the Act and all outstanding 8.25% dollar senior subordinated notes due 2013 (the "Outstanding Dollar Senior Subordinated Notes" and

together with the Outstanding Senior Notes and the Outstanding Euro Senior Subordinated Notes, the "Outstanding Notes") for 8.25% dollar senior subordinated notes due 2013 (the "Exchange Dollar Senior Subordinated Notes and together with the Exchange Senior Notes and the Exchange Euro Senior Subordinated Notes, the "Exchange Notes") registered under the Act.

        The Exchange Senior Notes will be guaranteed by eircom on a senior secured basis (the "Senior Guarantee") and the Exchange Euro Senior Subordinated Notes and the Exchange Dollar Senior Subordinated Notes will be guaranteed by Valentia, eircom and Valentia Holdings on a senior subordinated basis (the "Senior Subordinated Guarantees"). The Exchange Senior Notes are to be issued and the Senior Guarantee will be given under an indenture dated as of August 7, 2003 (the "Senior Indenture") among Valentia, eircom and The Bank of New York, as trustee (the "Trustee"), and the Exchange Euro Senior Subordinated Notes and the Exchange Dollar Senior Subordinated Notes are to be issued and the Senior Subordinated Guarantees will be given under an indenture dated as of August 7, 2003 (the "Senior Subordinated Indenture" and together with the Senior Indenture, the "Indentures") among Valentia, eircom Funding, eircom, Valentia Holdings and the Trustee.

        In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers, eircom and Valentia Holdings, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers or representatives of the Issuers, eircom and Valentia Holdings delivered to us, and certificates and other statements or information of or from public officials and officers and representatives of the Issuers, eircom, Valentia Holdings and others. With your permission, for the purposes of the opinion expressed herein, we have assumed that (i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee had and has the power and authority to enter into and perform its obligations under, and has duly authorized, executed and delivered, the Senior Indenture and the Senior Subordinated Indenture, (iii) the Senior Indenture and the Senior Subordinated Indenture are valid, binding and enforceable with respect to the Trustee, (iv) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Senior Indenture and the Senior Subordinated Indenture, as the case may be, and (v) insofar as any obligation under the Senior Indenture and the Senior Subordinated Indenture, as the case may be, or the Exchange Notes is to be performed in, or by a party incorporated or organized under the laws of, any jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. In rendering the opinions expressed herein we have relied upon the opinions expressed in the opinion letters of Freshfields Bruckhaus Deringer, special English counsel to Valentia Holdings and of A&L Goodbody, special Irish counsel to Valentia, eircom Funding and eircom, of even date herewith, addressed to each of you and filed as an exhibit to the Registration Statement. Our opinions are subject to the same qualifications, assumptions and limitations as set forth in such opinion letters.

        Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that upon the execution and issuance of the Exchange Notes by the Issuers and authentication of the Exchange Notes by the Trustee in accordance with the Senior Indenture or the Senior Subordinated Indenture, as the case may be, and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement, (i) the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and (ii) the Senior Guarantee will constitute a valid and binding obligation of eircom and the Senior Subordinated Guarantee will constitute valid and binding obligations of Valentia, eircom and Valentia Holdings, enforceable against the respective Guarantors in accordance with their terms.

        The opinions set forth above are subject to the following additional qualifications and assumptions:

        (a)   The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Exchange Note may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

        (b)   We express no opinion as to the effect of any U.S. Federal or state laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect, that in our experience are applicable to transactions of the type contemplated by the Registration Statement and the Indentures. In particular (and without limiting the generality of the foregoing) we express no opinion concerning (i) the laws of any country (other than the laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any of the Issuers or Guarantors, the holders of the Exchange Notes, or any other party to or beneficiary of any of the Senior Indenture, the Senior Subordinated Indenture and the Exchange Notes or (ii) the effect, if any, of the law of any jurisdiction (except the State of New York) in which any holder of any Exchange Note is located that limits the rate of interest that such holder may charge or collect. We express no opinion as to whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Exchange Notes, the Senior Indenture, the Senior Subordinated Indenture or the transactions contemplated hereby.

        (c)   We express no opinion as to (1) the waiver of inconvenient forum set forth in the Indentures, or (2) any provision in any Indentures relating to judgments in other currencies.

        (d)   We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Debevoise & Plimpton

                      Debevoise & Plimpton

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  Exhibit 5.1
Registration Statement on Form F-4 of Valentia Telecommunications, eircom Funding, eircom Limited and Valentia Holdings Limited